UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/27/2007

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

As previously reported in a Current Report on Form 8-K filed on August 14, 2007, Raser Technologies, Inc., (the Company) sent a call notice to warrant holders who obtained these warrants in connection with the Company's private equity placement that occurred on March 30, 2007. These warrant holders had until August 20, 2007 to determine whether to exercise their warrants or allow the warrants to be cancelled, and five (5) additional trading days to complete the warrant exercise procedures.

In compliance with the terms of the call provision contained in the warrants, the Company received notices from each of the warrant holders to exercise their outstanding warrants.   Accordingly, the Company issued 1,037,012 shares of common stock to the warrant holders at an exercise price of $6.05 per share. The Company received $6.3 million in proceeds from the exercise of these warrants.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: August 27, 2007	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer